Final Transcript

TITAN GLOBAL HOLDINGS: Conference Title Sept 20, 2007/ 11:00 a.m. EDT

PRESENTATION

Moderator
Ladies and gentlemen, thank you for standing by and welcome to the Titan Global Holdings Conference call. At this time all phone lines are in a listen-only mode. After today’s prepared remarks will be an opportunity for your questions and instructions will be given to you at that time. I would now like to turn the conference over to your opening speaker for today, Michael Briola. Please go ahead, sir.

M. Briola
Good morning, ladies and gentlemen. I’m Michael Briola, Executive Vice President of Trilogy Capital Partners and I’m pleased to welcome you to today’s Titan global Holdings Conference call. Before we get started, I’d like to a cautionary statement.

This conference may contain forward- looking statements made by the senior management of Titan Global Holdings that involve and uncertainties that could affect Titan Global Holdings’ ability to achieve anticipated financial results. Additionally, certain statements contained in this call that are not based on historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Titan Global Holdings intends that forward-looking statements in the call be subject to the Safe Harbor created. Thereby Titan Global Holdings actual results could differ materially from the results projected or implied by such forward-looking statements as a result of risk factors, including the risk factors set forth in Titan Global Holdings filings with the SEC.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

With that I’d like to introduce, Mr. Bryan Chance, President and CEO of Titan Global Holdings. Bryan?

B. Chance
Thank you, Michael and thank you, everyone for dialing in this morning to discuss some of the very, very exciting things happening at Titan. First I’d like to give you an overview of Titan then discuss the formation of Titan Global Energy Group and conclude with a detailed discussion of our purchase, Titan Global Energy Group’s purchase of Appalachian Oil Company and some of our future strategic endeavors in the energy space.

First Titan Global Holdings is a diversified company operating a vibrant and growing group of companies committed to value creation for our shareholders. The company owns operations in three dynamic market segments: communications, electronics, homeland security and energy. We also manage operations in consumer products. Our communications segment operates through our subsidiaries, Oblio Telecom, Titan Wireless Communications, Pinless and StartTalk, which comprise our communications division.

These companies provide prepaid international phone cards, prepaid wireless services and international network operations. Our communications division creates and distributes prepaid offerings that provide first and second generation Americans efficient means to complete international calls and maintain wireless services. These prepaid communications products are sold directly to wholesale distributors through a network spanning over 65,000 retail locations in all 50 United States and Puerto Rico. We sell over 35 million cards on an annual basis.

Our electronics and homeland security division operates two companies, Titan PCB East and Titan PCB West. Through these companies, we manufacture printed circuit boards for quick-turn prototype markets and the defense industry. Our printed circuit boards serve as the foundation in many electronics products used in telecommunications, medical devices, automotive, military applications, networking and computer equipment. Our time-sensitive high-quality manufacturing services enable our customers to shorten the time it takes to get their products from research and development phase to the market, thus increasing their competitive position.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Our consumer products, as I stated, we operate, manage a company currently in consumer products. In July we announced the execution of a definitive option agreement to purchase 80% of the outstanding stock of USA Detergents. USA Detergents is a manufacturer and distributor of quality essential home products, such as laundry care, household cleaners and personal care items. USA Detergents has accumulated exceptional value brand equity for its featured retail products. We will manage USA USAD operations during a 60-day option period and in turn from a parent-company perspective have bridged $1.5 million of debt financing for USAD. And during that option period, we have a right to purchase 80% of USA Detergents for a dollar.

Moving towards the topic of the conversation for the call today, the formation and initial acquisition of Titan Global Energy Group. In July 2007 we announced the formation of Titan Global Energy Group, which is a division engaged in the acquisition and management of complementary energy sector assets. As our other business units began to operate, generate cash flow and reduce the debt burden, we identified other sectors as opportunities for us to invest cash flow and create shareholder value. From our analysis, the energy sector was a natural fit.

The formation of Titan Energy Group validates our strategic vision for creating long-term shareholder value through the creation of a dynamic high-growth, diversified holding company. Titan Global Energy Group will capitalize on earnings opportunities within the sector, and it has been formed to aggregate assets, which can provide significant opportunities for revenue and earnings growth.

Our first acquisition with Titan Global Energy Group was Appalachian Oil Company. We closed that transaction on Monday. Appalachian Oil Company was formed in 1923 and is based in Blountville, Tennessee. It is a petroleum company that owns and operates an extensive petroleum product distribution network in Tennessee, Southwest Virginia, Kentucky and in the Carolinas. That network has generated over $400 million in revenue in fiscal 2006. Appco currently distributes petroleum products to more than 160 dealer accounts in the Southeastern United States and owns and operates 55 convenience store locations. Appco has over 550 employees and maintains longstanding partnerships with strategic terminal operators and major oil companies from a supply-side perspective.

With respect to Appco, let me provide insight with respect to the purchase price. We purchased Appco for $30 million in cash to the sellers in a stock purchase arrangement, as well as the assumption of about $6.5 million in debt. The proceeds for the transaction were derived from the following: Appco owned several locations for its 55 convenience store locations. We effected a sale-leaseback transaction, which generated $15 million in cash to accommodate the purchase price.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

In addition we partnered again with Greystone Business Credit in New York for $20 million in asset-backed debt financing to accomplish the Appco transaction. And finally, we partnered with Yorkville Advisors for $5 million in a convertible debt equity instrument. That instrument is priced at $2.25, further validating our assertion that the stock is still somewhat undervalued, so we’re very excited about including Yorkville at favorable terms to the company.

Let me speak now about the management team at Appco. With the purchase of Appco as our foundation company in Titan Global Energy Group, we have a phenomenal footprint, a phenomenal revenue base and a tremendous distribution network. But the greatest asset in Appalachian Oil Company is a management team that is experienced, seasoned and will provide a foundation for our growth in the energy sector. Appco operates currently in a retail division, which operates its 55 convenience store locations, a wholesale division, which operates and grows its dealer account distribution and then the administrative services division, which handles the core operations and administration of the company.

Marty Anderson is the president of Appco’s retail division. Marty joined Appco as the Director of Marketing and was promoted to the President of the retail division in July 2006. Marty has over 25 years experience in the convenience store industry and retail fuel sales industry. Marty has served in leadership positions in convenience store chain operations in the Midwest and the Atlantic seaboard prior to joining Appco. He’s been with Appco for seven years and Marty is a tremendous talent to our team.

Our wholesale operations are led by John Thomas - Tommy, we call him. Tommy is the president of the sales and marketing division. This division generates volume through wholesale fuel supply contracts to over 160 dealer accounts. Tommy is a former petroleum distributor himself who has more than 30 years experience in wholesale fuel distribution. His extensive knowledge of the supply chain and the marketplace has really driven a great percentage of Appco’s growth in its wholesale operations.

Tommy and his team sell petroleum products to independent operators, third-party convenience store operators and wholesale accounts. Generally speaking, their sales contracts are fuel supply contracts in excess of 10, 15, 20 years for these wholesale accounts, so we’re signing long-term distribution contracts in a proven network.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Appco’s administrative division is led by two fine individuals, Ernestine Clark and Deborah Mass. Ernestine is the senior vice president of the administrative side and Deborah is the senior vice president of finance. They’ll continue to lead that division under Titan’s ownership. This division manages the accounting, human resources, information systems and other administrative functions of the company.

Ernestine has been in the industry for over 40 years, specifically with Appco. Her expertise includes finance, accounting, inventory control, all of our tax reporting and information systems. Ernestine actually led the implementation and development of the factor system in our stores, which is integral to the management of inventory, cash flow and products in our retail locations.

Deborah also has over 22 years experience in the petroleum distribution market with Appco. She also is very skilled in accounting, finance and human resources. She was promoted to senior vice president and comptroller position in 2005.

So with this skilled and experienced team, allow me a few minutes to discuss where we plan to move in our energy sector in Titan Global Energy. We’ve really set forth a very clear three-part strategic plan for expanding on our initial acquisition in the sector. First we want to leverage the existing distribution network of Appalachian Oil to lead that market in the supply of biofuel products through strategic agreements and acquisitions that will enhance our wholesale profitability, as well as our retail distribution, and furthermore enhance our environmental responsibility in the markets that we serve.

Second, we really seek to find opportunities through Titan Global to vertically integrate and increase our leverage and position in the energy product lifecycle. I’ll speak more to that in a minute. And finally, we look to expand the markets we serve through acquisitions in organic growth in contiguous markets.

Appco and its prior ownership, Jim MacLean, and prior leadership, Jeff Benedict, have done a tremendous job in establishing an efficient distribution network in rural markets and doing that vis-à-vis leveraged relationships with strategic partners. We look to do the same thing in other markets and then replicate Appco’s formulas for success.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Let me spend a few minutes on each of these strategic initiatives and then I’ll open the floor up for questions. The first initiative deals with enhancing the current operations with the increased addition of biofuels products. As I stated, Appco has a tremendous market footprint in the Appalachian region of the United States. We look to take that distribution and long-term fuel supply contracts and begin to leverage Titan’s expertise and contacts in the supply side of biofuels. And biofuels really can be segmented in two distinct areas.

Number one, the increase of ethanol mixed products in our markets, which we can accomplish with increased availability to ethanol suppliers and then second, with biodiesel products. Biodiesel products are somewhat unregulated at this point in the United States compared to other markets in Europe and even in South America. So the real key with biodiesel is for us to find stable supply sources for similar formulated biodiesel’s, so that we can penetrate our existing distribution network.

We’ll leverage our relationship with our strategic equity partners, the Crivello Group and Farwell Equity Partners in identifying sources for biodiesel products, as well as the ethanol products and we look forward to leveraging Appco’s existing distribution network to lead to the markets with the distribution of these products. This will, as I stated earlier, tremendously enhance profitability as well as increase our environmental responsibility.

Our second strategic initiative is a complete tribute to the prior ownership of Appco. Appco is not your standard fare convenience store operation chain. Appco and it’s really forward-thinking leadership team prior to our ownership identified the necessity of aligning themselves with strategic operators and strategic partners. And those strategic partners are terminal operators and the markets in which they serve, as well as forward-looking operations and purchases with refineries, so that Appco has placed itself in a position to where it has strategic operations with terminal operators and refineries to assure constant supply of branded and unbranded fuel, as well as the ability to buy upstream at the refinery side. And that model has proven extremely successful and extremely opportunistic for Appalachian Oil. We look to continue that and to further that in the existing markets, as well as other markets, which leads me to the third strategic initiative.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

The third strategic initiative for Titan Global Energy is to identify other assets in which we can smartly acquire to replicate Appco’s formula for success in our immediate business model and then beyond that leverage our relationship again with our strategic equity partners to identify future acquisitions even moving towards the natural resource side of the energy sector. And what I specifically mean by that is that we’re looking and targeting acquisitions for other terminal operations in contiguous markets and other parts of the United States we can secure a distribution network … began to identify smartly valued and appropriately valued distribution assets surrounding those terminal assets to replicate the efficient fuel delivery and petroleum distribution network that Appco currently operates.

We have the management team in place to duplicate the model. With Tommy’s experience in the sales side as we identify assets in terminals that increase the supply side of petroleum, we have a strong and capable team that is able to take that product to market, sell it and continue to enhance shareholder value.

I know I’ve spoken quite a bit and covered a lot of ground, but in summary, the formation of Titan Global Energy in July transformed Titan Global Holdings. Titan Global Holdings prior to July operated a very vibrant, growing and cash-positive communications company alongside its legacy electronics and homeland security division. Via our relationship with our strategic equity partners, we identified a tremendous acquisition opportunity in the energy sector with our relationship with Greystone Business Credit and Yorkville Advisors, we were able to move quickly in that sector with financing and capitalize on our tremendous opportunity. And the result to our shareholders is, candidly, just unique opportunities for us to create shareholder value in just dynamic sectors, such as energy and communications.

So having said that, I’ll open up the floor to questions and I look forward to visiting with you about this exciting turn of events for Titan.

Moderator	Thank you, Mr. Chance. And our first question today comes from the line of Kevin Oakes. Please go ahead.

K. Oakes	Yes, we were wondering how likely it is that the USA option is going to be exercised in the next month or so.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

B. Chance
Thank you for the question, Kevin. We’ll continue to keep the market apprised of that situation. USA Detergents is a very compelling opportunity from Titan’s perspective. USA Detergents manages many value brands and the distribution point of those value brands is very similar in shape and fashion to our distribution points for our communications products. And so there are some natural synergies in the brands and the distribution channels. Thus we formed Titan Global Brands and through Titan Global Brands we’ll manage over 125 brands in similar channels. So we have a lot of opportunity for cross-pollination, cross marketing, etc.

USA Detergents, we’re working through several challenging financial structures inside that company and assuming that we can work through those positively, we would be excited about moving forward. But we have to address the financial issues in the company and assuming that we can address those in a satisfactory manner, I do look forward to updating our shareholders and potential shareholders with the developments at USA detergents.

It’s a strong company, strong management. We placed Frank Orlando as the chief restructuring officer in the company. Frank has done a tremendous job in the first 45 days at the wheel and we look forward to keeping the market abreast of our development there. Thank you, Kevin.

Moderator	Our next question is from Patrick Murphy. Please go ahead.

P. Murphy
Hello, Bryan. Congratulations on getting the acquisition done on favorable terms. I wanted to ask about Titan Energy’s acquisition strategy. Do you see that you’ll have an interest in expanding your retail presence or more of a focus on expanding your distribution network?

B. Chance
Great question, Patrick. We look at doing it hand-in-hand, to be honest. Our strategy is not to be haphazard and just explore one facet, retail or supply side or distribution channel. Appco’s success has been a direct correlation of the fact that it’s had strategic relationships with terminal operators within a retail network in close proximity to those terminal operations and then also relationships with refineries and pipeline companies to complete the supply channel of petroleum.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

So as we look forward strategically, we look at tremendous deal flow and tremendous assets sporadically spread through the United States. We’re not going to acquire just for the sake of acquiring and growing top line. We’re going to be very smart and efficient with our strategic equity partners in evaluating acquisitions that would replicate Appco’s success, i.e. look for expanded relationships with terminal operators in contiguous markets and as those are secured began to identify retail locations to expand distribution presence in those markets.

They go hand-in-hand. That increases the profitability and that increases the attractiveness of our energy group from the standpoint that we have the opportunity to be a leader in the provision of petroleum products and biofuels products in a distinct segment of our country.

As I stated, our strategic equity partners are also looking at transactions way upstream into the natural resource side. So we have a lot of activity in our energy group. This has a tremendous opportunity to provide a lot of return to our shareholders. Our success will be a formula of our management team executing with our current assets and the bandwidth of our team to expand with the newly identified assets.

We have a great team. We have tremendous equity partners that work with us with deal flow and we’ll certain continue to, what we consider, smartly add assets that add value to our shareholders. Thanks for the question, Patrick.

Moderator	Thank you. And our next question is from Joseph Thomas. Please go ahead.

J. Thomas
Hello. There’ve been a few press releases reaffirming that you guys still plan on listing on the NASDAQ. How is that plan going especially since there are special price requirements? There’s a $4 price requirement that has to be satisfied for at least a month. What is the plan … not a very, a plan that you don’t plan to follow through, or is it actually a solid plan to get it done in the very near future? Thank you.

B. Chance
Thanks for the question, Joseph. Obviously we wouldn’t put that information in the public domain if we didn’t intend to follow through with it. We are, via our legal counsel, pursuing a NASDAQ listing just as we’ve outlined in the public market. One of the requirements is the requirement that you identify along with other list of requirements, which we do candidly meet. We can make application without the full list of requirements met under the auspices and the ideas that as the application is being reviewed, we do meet those other requirements.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

But obviously it’s our thought and other’s thought as well that that price target that you identified for a NASDAQ listing is in the very near, speculatively speaking, it’s our opinion it’s in the very near future for Titan.

So it is a strategic objective, one of the primary objectives for the company to move to an exchange that is more appropriately indicative of the size of the value proposition of the company. The NASDAQ exchange is that exchange for Titan, at least based on our current assessment and we are going to begin the process of vigorously pursuing that exchange.

Now obviously we have several moving parts in the company. We’re completing hindsight audits on our acquisitions as well as our current, in the process of the issuance of our current 10-K for the fiscal year, which ended August 31. We did state we would make application in the given timeline and that’s what we intend to do.

So I do look forward to accomplishing that NASDAQ listing in this fiscal year. I can’t give you a specific date as to when I expect for our application to be accepted, but we’re going to do everything as a management team in our power and possibility to effect that move. We think it would be a tremendous move for our shareholders. Thank you for the question, Joseph.

Moderator	Our next question is from the line of Leo Denslow. Please go ahead.

L. Denslow
Yes. I start off with an apology and hats off to you for your accomplishments. I came a little late to the day to the party. I’m always a dollar short anyway. I have two quick questions, perhaps you’ve covered them and I apologize. AT&T and the spin-off.

B. Chance	Okay, thank you, Leo.

L. Denslow	No, thank you. You’re the one that’s working so hard.

B. Chance
It’s a team effort here. We’ve got a tremendous team of individuals that are working very hard in all of our business units. Candidly, that’s the success - that will be our success in a diversified model as our business unit leadership and we have tremendous individuals that are dedicating a lot of time, talent and energy in leading our business units. So my hat’s off to them.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

With respect to AT&T, I really have to limit my discourse to what we’ve filed in our public filings, our 10-Q and we’ll look at our 10-Q footnotes. As of 5/31/07, we are in arbitration with AT&T and we have outlined the amounts that are in arbitration. The matter has been turned to the FCC for review and we’re pending that review. So with respect to AT&T I really can’t speak much more based on the pending nature of the litigation, but please do peruse our public filings.

On the second question, with respect to the spinout, we have through our third and fourth fiscal quarters been diligently looking for merger partners for a spinout or acquisition partners to strengthen that company post-spinout. Our electronics and homeland security division is growing, but yet it still yet lacks the critical mass to operate as an independent public entity. We hired, in this past fiscal year, just phenomenal additional talent in that segment and really enhanced operations.

Now as we move forward in Fiscal ’08 we are still pursuing that plan with respect to a spinout, a merger or an acquisition. But just to be completely candid, we haven’t found the right candidate yet and the right opportunity for that business to be successful.

L. Denslow	Terrific, thank you. Now is that Oberlon that is, in fact, due the refund here?

B. Chance	It’s Oblio Telecom, which is our subsidiary that operates as a prepaid international --.
L. Denslow	Could you spell that one for me, please?

B. Chance	Oblio - O B L I O - Oblio Telecom.

L. Denslow	How much stock to I have to buy to get you to change to O B L E O?

B. Chance	I don’t know what you hold, but a little bit more.

L. Denslow	Thank you so much.

B. Chance	You bet, Leo. Thanks for your call.

Moderator	Thank you. Our next question is from Dr. John Sassel. Please go ahead.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Dr. J. Sassel
Hello, Bryan. First of all, congratulations on the acquisition and congratulations to management and everybody there. You’re doing a heck of a job. My question has to do with NuGen and their delivery of the final ethanol or additional ethanol to you. What’s the timeline on that and give us a little idea if you could, I know that there’s a real impact on the bottom line, once you actually have ethanol through the entire system on how that would really sort of fall to the bottom line?

B. Chance
Thanks for your question, Dr. Sassel. It’s a pleasure hearing your voice. The NuGen relation, if you explore NuGen, NuGen has spent the last several years trying to identify and secure biofuels. They have some specific technology that is very pertinent to the distribution of biofuels. And our relationship with NuGen is to leverage those relationships that NuGen has with biofuel suppliers to enhance our operations at Appco. As a general frame of reference, our profitability is increased when we add ethanol, increase the ethanol mix usage in our markets, as well as with the biofuels.

We distribute on an annual basis, the Appalachian Oil Company, over 200 million gallons of liquid fuel products be that unleaded, leaded, diesel, ethanol, etc. So we have the opportunity with minimal increase in penetration of those products to have maximum impact in our profitability. And we’ll speak more to that in the near future with respect to what we look to produce in our energy group for fiscal ’08.

But suffice it to say the penetration of those products not only enhances our environmental responsibility, but tremendously impacts our profitability. And again, the prior ownership and management had done a tremendous job with local ethanol suppliers in east Tennessee, which we will continue to use. We just are going at Titan going to begin to deploy our relationships and our assets to increase the availability of those products through our proven distribution networks and it will have a marked impact on our financial statement. So thanks for the question, Dr. Sassel.

Dr. J. Sassel	Any more on the timeline though as far as --?

B. Chance
We’ll begin that process in the next 30 to 60 days. It’s not long-term planning here. We’re in the process right now of working with additional suppliers and working with existing suppliers. So this will be a short run. We’ll realize benefits in the sort-run, here. I would expect to be realizing benefits in our first quarter, which our first quarter ends November 30th.

Dr. J. Sassel	Thank you, Bryan.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Moderator	And Mr. Chance, at this time we have no additional questions in the queue. Please continue.

B. Chance
Thank you all for taking time to listen and visit about Titan and the enormous growth opportunity. If history is a good indicator of the future, many of you will be listening to this on a recorded tape delay on the Internet at a later point in time. We look forward to future conference calls and welcome your participation in the event that you would have questions. We tried to, today, thoroughly update our shareholders with respect to the enormous growth that Titan has undertaken in the energy sector.

The energy sector leads our markets on a domestic basis from a size and a profitability perspective. Thanks to our strategic investors and equity partners - the Crivello Group and Farwell Equity Partners, we were able to very smartly acquire a tremendous energy asset in Appalachian Oil Company. We closed that transaction this week and we’re continuing to integrate that transaction.

I tried today to outline our clear and concise growth strategy in Titan Global Energy. That strategy includes first and foremost leveraging the expertise in our management team at Appco, second increasing the penetration of biofuels products, thus increasing the profitability and environmental responsibility, third beginning to solidify and explore strategic relationships with terminal operators, pipelines and refineries to continue to guarantee and increase the fuel supply for our customers that we currently serve. And then finally, to identify opportunities to replicate the Appco model in contiguous markets thus increasing our return to our shareholders and increasing our market share in this vibrant sector.

So hopefully you have a better idea of our plans in the energy sector. Stay tuned and we’ll have more to follow and more growth to come. Our employees, now at Titan we have over 900 or so employees and we’re all working on a daily basis to operate our businesses with integrity and to grow our shareholder value.

I appreciate the confidence you’ve placed in me and our team and I look forward to chatting with you in the very near-term future. Thank you.

TITAN GLOBAL HOLDINGS
Host: Bryan Chance
September 20, 2007/11:00 a.m. EDT

Moderator
Ladies and gentlemen, today’s conference call is being made available for replay starting today at 2:30 p.m. in the eastern time zone and running for one month until Saturday, October 20, 2007. You can access our service by dialing 1-800-475-6701 or internationally, 320-365-3844 and at the voice prompt enter today’s access code of 888-066. And that does conclude our conference call for today. Thank you for your participation. You may now disconnect.